EXHIBIT 10.28

AMENDMENT NO. 2 TO INVESTMENT AGREEMENT

THIS AMENDMENT NO. 2 TO INVESTMENT AGREEMENT (this “Amendment”), is entered into as of February 13, 2023 and effective January 1, 2023 (the “Effective Date”), by and between Cohen & Company, LLC (formerly IFMI, LLC), a Delaware limited liability company (the “Company”), and JKD Capital Partners I LTD, a New York corporation (“Investor”).  Capitalized terms used herein but otherwise not defined shall have the meanings ascribed to such terms in the Investment Agreement (as defined below). Each of the Company and Investor may be referred to herein as a “Party,” and, together, as the “Parties.”

RECITALS:

WHEREAS, the Company is a majority owned subsidiary of Cohen & Company Inc. (“Parent”);

WHEREAS, Investor is owned by Jack J. DiMaio, Jr., the Vice Chairman of Parent’s Board of Directors, and his spouse;

WHEREAS, the Parties are parties to the Investment Agreement, dated October 3, 2016, as amended by Amendment No. 1 to Investment Agreement, dated March 4, 2019 (as so amended, the “Investment Agreement”), pursuant to which, among other things, Investor agreed to invest up to $12,000,000 into the Company in exchange for the Investment Return Quarterly Payments to be made by the Company to Investor pursuant to the terms and conditions of the Investment Agreement; and

WHEREAS, the Company and desire to amend the Investment Agreement to revise the definition of “Team Expenses” set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Amendment to Definition of “Team Expenses”. Effective as of the Effective Date, Section 1(v) of the Investment Agreement is hereby deleted in its entirety and replaced with the following language:
a.

“(v)      “Team Expenses” shall mean the amount equal to (i) $150,000 per calendar quarter (or $600,000 annually), plus (ii) any direct expenses (including, but not limited to, salaries, bonuses, draws, commissions, overrides, benefits, any other form of compensation, employer portion of payroll and other taxes, marketing expenses, travel and entertainment, professional fees, recruiting fees, legal fees, subscriptions costs, trade ticket charges, portal and connectivity charges, clearing fees and finance and borrow charges (including, but not limited to, Pershing), exchange fees, Committee on Uniform Security Identification Procedures (CUSIP) fees, Bloomberg fees and expenses, Electronic Communication Network (ECN) fees, loan fees, tri-party fees of any kind, syndicate fees, third party broker-dealer costs, floor brokerage costs, rent and other occupancy costs for the Long Island office used by the Team (including, but not limited to the telephone, internet, television services and moving expenses), Jets Charges and costs mandated by the Financial Industry Regulatory Authority (FINRA) and/or the U.S. Securities and Exchange Commission) that are incurred, during the calendar quarter being measured, by or on behalf of the Company or its affiliates with respect to the Team’s operations;”

2.

No Other Changes.  Except as expressly amended by this Amendment, all of the terms and conditions of the Investment Agreement shall continue in full force and effect and shall be unaffected by this Amendment.

3.

Entire Agreement.  This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

4.	Amendment. This Amendment may not be amended or modified except by a written agreement executed by the Company and Investor.

5.

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.   THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES FURTHER AGREE THAT ANY ACTION BETWEEN THEM SHALL BE HEARD IN NEW YORK, NEW YORK, AND EXPRESSLY CONSENT TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK, NEW YORK, FOR THE ADJUDICATION OF ANY CIVIL ACTION ASSERTED PURSUANT TO THIS AMENDMENT.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6.	Headings. The sections and other headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

7.	Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Company and Investor and their respective heirs, successors and permitted assigns.

8.

Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an signed copy of this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Investment Agreement on the date first written above.

INVESTOR:

JKD Capital Partners I LTD

By:	/s/ Jack J. DiMaio, Jr.
Name:	Jack J. DiMaio, Jr.
Title:	Owner

THE COMPANY:

COHEN & COMPANY, LLC

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President and Chief Financial officer